Underwriting

Under the terms and subject to the conditions contained in an underwriting agreement, dated the date of this prospectus, the underwriters named below, for whom Morgan Stanley & Co. Incorporated and Salomon Smith Barney Inc. are acting as representatives, have agreed to purchase, and we have agreed to sell to them, the number of shares indicated below:

                                                                    Number of
Name                                                                 Shares

Morgan Stanley & Co. Incorporated ........................         31,305,440
Salomon Smith Barney Inc. ................................         31,305,440
Bear, Stearns & Co. Inc. .................................         15,652,000
Chase Securities Inc. ....................................         15,652,000
Credit Suisse First Boston Corporation ...................         15,652,000
Goldman, Sachs & Co. .....................................         15,652,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated .......         15,652,000
Deutsche Bank Securities Inc. ...........................           3,913,000
Donaldson, Lufkin & Jenrette Securities Corporation .....           3,913,000
J.P. Morgan Securities Inc. .............................           3,913,000
UBS Warburg LLC .........................................           3,913,000
ABN AMRO Incorporated ....................................            790,460
Adams, Harkness & Hill, Inc. .............................            790,460
Robert W. Baird & Co. Incorporated .......................            790,460
Banc of America Securities LLC ...........................            790,460
Blaylock & Partners L.P. .................................            790,460
Burnham Securities Inc. ..................................            790,460
Dain Rauscher Incorporated ...............................            790,460
A.G. Edwards & Sons, Inc. ................................            790,460
First Union Securities, Inc. ...............................          790,460
Gabelli & Company, Inc. ...................................           790,460
Guzman & Company ..........................................           790,460
Janney Montgomery Scott LLC ...............................           790,460
Edward D. Jones & Co., L.P. .................................         790,460
Legg Mason Wood Walker, Incorporated .......................          790,460
Morgan Keegan & Company, Inc. ..........................              790,460
PaineWebber Incorporated ...............................              790,460
The Robinson-Humphrey Company, LLC .....................              790,460
Muriel Siebert & Co., Inc. .............................              790,460
TD Securities Inc. .....................................              790,460
Wasserstein Perella Securities, Inc. ...................              790,460
Thomas Weisel Partners LLC .............................              790,460
The Williams Capital Group, L.P. .......................              790,460
Total ....................................................        173,913,000